                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                                   OEA, INC.
             PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 24, 2000
                                       BY
                             OEA MERGER CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                 AUTOLIV, INC.

--------------------------------------------------------------------------------
    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, APRIL 24, 2000, UNLESS THE OFFER IS EXTENDED.
   ----------------------------------------------------------------------------

                                                                 March 24, 2000

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated March 24, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by OEA Merger Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Autoliv, Inc., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.10 per share, including the associated rights to purchase common stock (collectively, the "Shares"), of OEA, Inc., a Delaware corporation (the "Company"), at a price of $10.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of February 12, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The tender price is $10.00 per Share, net to the seller in cash, without interest, upon the terms and conditions set forth in the Offer to Purchase

    2. The Board of Directors of the Company unanimously (i) determined that the Offer, the Merger and the Merger Agreement are advisable, fair to, and in the best interests of, the Company's stockholders, (ii) approved the Merger, the Offer, the Merger Agreement and the other transactions contemplated by the Merger Agreement and (iii) recommends that the Company's stockholders accept the Offer and tender their Shares pursuant thereto and approve and adopt the Merger Agreement.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, April 24, 2000, unless the Offer is extended.

    4. The Offer is being made for all of the outstanding Shares. The Offer is conditioned upon, among other things (i) there being validly tendered and not properly withdrawn prior to the expiration date of the Offer that number of Shares which represents more than fifty percent of the total issued and outstanding Shares on a fully diluted basis (excluding Shares held by the Company or any of its subsidiaries) and (ii) the expiration or termination of any and all waiting periods applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to other terms and conditions. See Section 15 of the Offer to Purchase.

    5. Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                                   OEA, INC.
             PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 24, 2000
                                       BY
                             OEA MERGER CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                 AUTOLIV, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 24, 2000, ("Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by OEA Merger Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Autoliv, Inc., a Delaware corporation ("Parent") to act as Information Agent in connection with Purchaser's offer to purchase all of the outstanding shares of common stock, par value $0.10 per share, including the associated rights to purchase common stock (collectively, the "Shares"), of OEA, Inc. (the "Company"), at a price of $10.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*

Account Number:
Dated:  , 2000
                                                               SIGN HERE

                                                             Signatures(s)

                                                     Print Name(s) and Address(es)

                                                   Area Code and Telephone Number(s)

                                               Taxpayer Identification or Social Security
                                                               Number(s)

------------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

         Please return this form to the firm maintaining your account.

                                       3